_________________________________________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 15, 2003

                Saxon Asset Securities Company

(Exact Name of Registrant as Specified in its Charter)

Virginia	333-67170	52-1865887
State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4860 Cox Road Glen Allen, Virginia (Address of Principal Executive Offices)	23060
(Zip Code)

Registrant’s telephone number, including area code:  (804) 967-7400

         4951 Lake Brook Drive, Glen Allen Virginia 23060

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.1

Filed concurrently herewith under Form SE are certain materials (the “Computational  Materials”) furnished to the Registrant by Credit Suisse First Boston LLC (the “Underwriter”) in respect of Saxon Asset Securities Company Mortgage Loan Asset Backed Certificates, Series 2003-2, Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AV-1, Class AV-2, Class A-IO, Class M-1, Class M-2, Class M-3, Class B and Class S Certificates (the “Certificates”).  The Certificates are being offered pursuant to a Prospectus Supplement, dated May 14, 2003, and the related Prospectus, dated February 27, 2003 (together, the “Prospectus”), which are being filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”).  The Certificates have been registered pursuant to the Act under Registration Statements on Form S-3 (No. 333-67170) (the “Registration Statement”).  The Computational Materials are incorporated by reference in the Registration Statement.

The Computational Materials were prepared solely by the Underwriter, and the Registrant did not prepare or participate (other than providing the background information concerning each underlying pool of assets upon which the Computational Materials are based to the Underwriter) in the preparation of the Computational Materials.

Any statements or information contained in the Computational Materials shall be deemed to be modified or superseded for purposes of the Prospectus and the Registration Statement by statements or information contained in the Prospectus.

______________________

Capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to them in the Prospectus.

Item 7.  Financial Statements; Pro Forma Financial Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

Computational Materials (P)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAXON  ASSET SECURITIES COMPANY

By: /s/ Ernest G. Bretana

Name:  Ernest G. Bretana

Title:    Vice President

Dated:  May 15, 2003

EXHIBIT INDEX

Exhibit No.

Description

Page No.

99.1

Computational Materials

    P

Exhibit 99.1     Computational Materials (P)

[To be filed on Form SE pursuant to Rule 311(h)]